As filed with the Securities and Exchange Commission on May  --, 2012
Registration No. 333-169531

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

EMPIRE GLOBAL GAMING, INC.
(Exact name of Registrant as specified in its charter)

Nevada	5451	27-2529852
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 555 Woodside Avenue
Bellport New York 11713
(877)-643-3200 (PHONE)
(631) 947-2506 (FAX)

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Copies to:
Jeffrey Stein, Esq.
JMS Law Group, PLLC
1000 Woodbury Road, Suite 110
Woodbury, New York 1797
(516) 422-6285
(516) 422-6286 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Deregistration of Shares of Common Stock

 This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 of Empire Global Gaming, Inc., which was declared effective by the U.S. Securities and Exchange Commission on April 25, 2011 (the “Registration Statement”). The Registration Statement registered a maximum of 10,000,000 shares of common stock offered for sale by the Company on a best-efforts basis (the “Offering”) under the Securities Act of 1933. The Company sold 801,000 shares of common stock pursuant to this Offering.

The Company seeks to deregister the remaining 9,199,000 shares which were unsold by the Company in the Offering.  In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the Offering, the Company is filing this Post-Effective Amendment No. 1 to remove from registration the securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bellport, State of New York, on May 1, 2012.

EMPIRE GLOBAL GAMING, INC.

By: /s/ Nicholas Sorge, Sr.,
Nicholas Sorge, Sr.,
Principal Executive Officer, President and Director

By: /s/ Dolores Marsh
Dolores Marsh,
Principal Financial Officer, Controller, Secretary/Treasurer and Director

In accordance with the requirements of the Securities Act, this post-effective amendment to the Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas Sorge, Sr.,	Principal Executive Officer, President and Director	May 2, 2012
Nicholas Sorge, Sr.

/s/ Dolores Marsh Dolores Marsh	Principal Financial Officer, Controller, Secretary/Treasurer and Director	May 2, 2012